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                                                                    EXHIBIT 21.1

                            WHX CORPORATION SUBSIDIARIES

                            WHX ENTERTAINMENT CORPORATION

                            WHEELING-PITTSBURGH RADIO CORPORATION

                            WHEELING-PITTSBURGH CAPITAL CORPORATION

                            WPC LAND CORPORATION

                            WHEELING-PITTSBURGH CORPORATION

                            WHEELING-PITTSBURGH STEEL CORPORATION

                            WHEELING CONSTRUCTION PRODUCTS, INC.

                            PITTSBURGH-CANFIELD CORPORATION

                            EMPIRE MINING COMPANY

                            WP STEEL VENTURE CORPORATION

                            CONSUMER MINING COMPANY

                            WHEELING-PITTSBURGH FUNDING, INC.

                            MINGO OXYGEN COMPANY

                            WP COAL CO.